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                                                                       Exhibit 2

                             STOCKHOLDER AGREEMENT

          This STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of May 31, 1999 between E*TRADE Group, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Telebanc Financial Corporation, a Delaware corporation ("Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Reorganization Agreement described below.

                                   RECITALS

          WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of May 31, 1999 by and among Parent, Turbo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and Company (such agreement as it may be amended is hereinafter referred to as the "Reorganization Agreement"). Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") in which each outstanding share of capital stock of Company (the "Company Capital Stock") will be converted into shares of common stock of Parent (the "Parent Shares") at the exchange rate set forth in the Reorganization Agreement (the "Transaction");

          WHEREAS, in order to induce Parent to enter into the Reorganization Agreement and consummate the Transaction, Company has agreed to use its reasonable best efforts to cause each stockholder of Company who is an affiliate of Company to execute and deliver to Parent a Stockholder Agreement upon the terms set forth herein; and

          WHEREAS, Stockholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement (the "Shares").

          NOW, THEREFORE, the parties agree as follows:

          1.  Agreement to Retain Shares.
              --------------------------

          1.1    Transfer and Encumbrance.
                 ------------------------

          (a) Stockholder is the beneficial owner of the Shares. The Shares constitute Stockholder's entire interest in the outstanding capital stock and voting securities of Company. The Shares are, and will be at all times up until the Expiration Date, free and clear of any liens, claims, options, charges or other encumbrances. Stockholder's principal residence or place of business is accurately set forth on the signature page hereto.

          (b) Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law, in which case any such transferee shall agree to be bound hereby), sell, exchange, pledge or otherwise dispose of or encumber any Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to
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occur of (i) the Effective Time or (ii) termination of the Reorganization
Agreement in accordance with the terms thereof.

          1.2    New Shares.  Stockholder agrees that any shares of capital
                 ----------
stock or voting securities of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

          2.   Agreement to Vote Shares.  Prior to the Expiration Date, at
               ------------------------
every meeting of the stockholders of Company at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares in favor of approval and adoption of the Reorganization Agreement and of the Transaction. Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from acting in his capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in his capacity as a stockholder of Company.

          3.   Irrevocable Proxy.  Stockholder hereby agrees to timely deliver
               -----------------
to Parent a duly executed proxy in the form attached hereto as Annex A (the
                                                               -------
"Proxy"), such Proxy to cover the Shares and all New Shares in respect of which Stockholder is entitled to vote at each meeting of the stockholders of Company (including, without limitation, each written consent in lieu of a meeting). In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

          4.   Representations, Warranties and Covenants of Stockholder.
               --------------------------------------------------------
Stockholder hereby represents, warrants and covenants to Parent as follows:

          (a) Stockholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, the execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

          (b) Except to the same extent Company is permitted to do so pursuant to Section 4.4 of the Reorganization Agreement, until the Expiration Date, Stockholder will not (and will use Stockholder's reasonable best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Stockholder, Company or any of the same, not to, except to the extent otherwise permitted under Section 4.3 of the Reorganization Agreement): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of Company, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the stockholders of Company all or any substantial part of the business, properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal. In the event Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Stockholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Stockholder is a party or violating its fiduciary duties.

          (c) Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and Stockholder hereby unconditionally and irrevocably instructs Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement. Stockholder further understands and agrees that Parent may elect to not permit the transfer of shares of Parent Common Stock or the issuance of a new certificate representing such shares unless and until such a transfer can be made without adversely affecting the ability of Parent or the Surviving Corporation to account for the business combination to be effected by the Merger as a pooling of interests.

          5.  Additional Documents.  Stockholder hereby covenants and agrees to
              --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

          6.  Consent and Waiver.  Stockholder hereby gives any consents or
              ------------------
waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

          7.  Termination.  This Agreement and the Proxy delivered in
              -----------
connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

          8.  Confidentiality.  Stockholder agrees (i) to hold any information
              ---------------
regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

          9.  Miscellaneous.

          9.1    Severability.  If any term, provision, covenant or restriction
                 ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          9.2    Binding Effect and Assignment.  This Agreement and all of the
                 -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

          9.3    Amendment and Modification.  This Agreement may not be
                 --------------------------
modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

          9.4    Specific Performance; Injunctive Relief.  The parties hereto
                 ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

          9.5    Notices.  All notices, requests, demands or other
                 -------
communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows:

          (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

          (b)   if to Parent, to:

          E*TRADE Group, Inc.
          Four Embarcadero Place
          2400 Geng Road
          Palo Alto, CA  94303

          Attention:     Thomas A. Bevilacqua, Esq.
          Facsimile No:  (650) 842-8781
          Telephone No:  (650) 842-2500

          with a copy to:

          Brobeck, Phleger & Harrison LLP
          2200 Geng Road
          Two Embarcadero Place
          Palo Alto, CA  94303
          Attention:     Curtis L. Mo, Esq.
          Facsimile No.: (650) 496-2885
          Telephone No.: (650) 424-0160

          and

          Brobeck, Phleger & Harrison LLP
          Spear Street Tower
          One Market
          San Francisco, CA  94105
          Attention:     J. Michael Shepherd, Esq.
                         Steve L. Camahort, Esq.
          Facsimile No.: (415) 442-1010
          Telephone No.: (415) 442-0900

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

          9.6    Governing Law.  This Agreement shall be governed by, construed
                 -------------
and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          9.7    Entire Agreement.  This Agreement and the Proxy contain the
                 ----------------
entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          9.8    Counterpart.  This Agreement may be executed in several
                 -----------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          9.9    Effect of Headings.  The section headings herein are for
                 ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.


                          (Signature Page Follows)

          IN WITNESS WHEREOF, the parties have caused this Company Agreement to be executed as of the date first above written.

E*TRADE GROUP, INC.                   STOCKHOLDER


By:________________________           ________________________________________
Name:______________________           (Signature)
Title:_____________________


                                      ________________________________________
                                      (Signature of Spouse)


                                      ________________________________________
                                      (Print Name of Stockholder)


                                      ________________________________________
                                      (Print Street Address)


                                      ________________________________________
                                      (Print City, State and Zip)


                                      ________________________________________
                                      (Print Telephone Number)


                                      ________________________________________
                                      (Social Security or Tax I.D. Number)


Total Number of Shares of Company Common Stock owned on the date hereof:

Common Stock:        __________________________

State of Residence:  __________________________




                    SIGNATURE PAGE TO STOCKHOLDER AGREEMENT

                                                                         ANNEX A
                                                                         -------

                               IRREVOCABLE PROXY

                               TO VOTE STOCK OF

                        TELEBANC FINANCIAL CORPORATION


          The undersigned stockholder of Telebanc Financial Corporation, a Delaware corporation ("Company"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of E*TRADE Group, Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

          This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Company Affiliate Agreement dated as of even date herewith by and among Parent, and the undersigned, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") by and among Parent and Turbo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company which Reorganization agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement.

          The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting:

          in favor of approval and adoption of the Reorganization Agreement and of the transactions contemplated thereby.

          The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

          All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

          This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  May ____, 1999

                                       _____________________________________
                                       (Signature of Stockholder)


                                       _____________________________________
                                       (Print Name of Stockholder)


                                       Shares beneficially owned:


                                       _______________________ shares of
                                       Company Common Stock